EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date:    February 14, 2018

By:	/s/ Harvey B. Cash by Karen A. Wilson, Power of Attorney
Name:	Harvey B. Cash	INTERWEST PARTNERS VIII, LP
		By:	InterWest Management Partners VIII, LLC
its General Partner
By:	/s/ Philip T. Gianos
Name:	Philip T. Gianos
		By:	/s/ Arnold L. Oronsky
By:	/s/ W. Stephen Holmes by Karen A. Wilson, Power of Attorney		Managing Director
Name:	W. Stephen Holmes
INTERWEST INVESTORS VIII, LP
By:	/s/ Gilbert H. Kliman	By:	InterWest Management Partners VIII, LLC
Name:	Gilbert H. Kliman		its General Partner

By:	/s/ Arnold L. Oronsky	By:	/s/ Arnold L. Oronsky
Name:	Arnold L. Oronsky		Managing Director

INTERWEST INVESTORS Q VIII, LP
		By:	InterWest Management Partners VIII, LLC
its General Partner

		By:	/s/ Arnold L. Oronsky
Managing Director

INTERWEST MANAGEMENT PARTNERS VIII, LLC

		By:	/s/ Arnold L. Oronsky
Managing Director

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